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                                                                    Exhibit 99.1

                                CERTIFICATION (1)


Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), Jeffrey L. Powell, Chief Executive Officer and President of NESCO Industries, Inc. (the "Company"), and Paul J. Bailey, Chief Financial Officer and Vice President of the Company, each hereby certifies that, to the best of his knowledge:

     1. The Company's Quarterly Report on Form 10-QSB for the period ended July 31, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.


DATE: September 23, 2002        By: /s/ Jeffrey L. Powell
                                    --------------------------------------------
                                    Jeffrey L. Powell
                                    Chief Executive Officer
                                    (Principal Executive Officer)



DATE: September 23, 2002        By: /s/ Paul J. Bailey
                                    --------------------------------------------
                                    Paul J. Bailey
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

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(1)  THIS CERTIFICATION ACCOMPANIES THIS REPORT PURSUANT TO SS. 906 OF THE
     SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.